SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 1, 1996

                           IMSCO TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                           (State of incorporation)

            0-24520                                        04-3021770
    (Commission File Number)                        (IRS Employer ID Number)

             40 Bayfield Drive, North Andover, Massachusetts 01845
                   (Address of principal executive offices)

       Registrant's telephone number, including area code:(508)689-2080
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     ITEM 5. Other Events

     On September 20, 1996, the registrant entered into a Marketing Agreement with Hughes Edwards and Price, Inc.("HEP"), of Traverse City, Michigan, for HEP to have the exclusive rights to market the registrant's decaffeination technology, which decaffeinates coffee immediately after brewing, to the institutional coffee brewer market in North America. The Marketing Agreement with HEP is for a three year term and requires HEP to either sell or acquire from the registrant $3 million of products in the first year, $5 million of products in the second year and $7 million of products in the third year.

     Also on September 20, 1996, the registrant entered into a Manufacturing and Distribution Agreement with NEWCO Enterprises, Inc., of St. Charles, Missouri, for NEWCO to exclusively manufacture products and accessories which incorporate the registrant's decaffeination technology for the institutional coffee brewer marketplace in North America. Additionally, NEWCO was given the exclusive right to sell products incorporating the IMSCO decaffeination technology to the Office Coffee Supply market in North America. NEWCO agreed to sell or purchase from the registrant at least 25,000 units in the first year, 50,000 units in the second year and 100,000 units in the third year of the agreement.

     On September 20, 1996, the registrant entered into two agreements to sell an aggregate of 2,272,728 shares of its Common Stock, par value $0.01, to Hampton Tech Partners, LLC (1,136,364 shares) and to Proxhill Marketing, Ltd. (1,136,364 shares). The sale price will be $1.32 per share and the gross proceeds will be $3,000,000. The proceeds will be paid $1,500,000 in cash and $1,500,000 in media credits at the registrant's direction. In connection with the transaction, the registrant agreed that it will add to its Board of Directors a qualified person designated by Hampton Tech Partners, LLC, if it requests such an appointment. The agreements to sell and issue the shares of Common Stock for the stated sales price and consideration per share was determined by arms-length negotiation between the registrant and representatives of the purchasers. The per share price was negotiated over a sixty day period, and arrived at by applying to the then current market price of the registrant's common stock on the NASDAQ OTC Bulletin Board a discount to reflect the act that a large block was being sold and that, although they have certain demand registration rights, since the shares are not presently registered under the Securities Act of 1933, they are not readily saleable in the open market.

ITEM 7. Financial Statements and Exhibits

     (c) Exhibits.

     7.(1) Marketing Agreement dated September 20, 1996 with Hughes Edwards &
           Price, Inc.

     7.(2) Manufacturing and Distribution Agreement dated September 20, 1996 with NEWCO Enterprises, Inc.

     7.(3) Common Stock Purchase Agreement dated September 20, 1996 with Hampton
           Tech Partners, LLC.

     7.(4) Media Purchase Agreement dated September 20, 1996 with Proxhill
           Marketing, Ltd., et al.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


IMSCO TECHNOLOGIES, INC., a Delaware corporation


By:/S/ SOL L. BERG
   ______________________
   Sol L. Berg, President

Date: October 1, 1996